EXHIBIT 23.5

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our reports (and all references to our firm) included in or made a part of this Registration Statement.

THE HANKE GROUP, P.C.

San Antonio, Texas
July 25, 2003